                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          FPIC INSURANCE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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



                           FPIC INSURANCE GROUP, INC.
                        1000 RIVERSIDE AVENUE, SUITE 800
                          JACKSONVILLE, FLORIDA  32204


                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 1997

TO THE SHAREHOLDERS OF FPIC INSURANCE GROUP, INC.:

         NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of FPIC Insurance Group, Inc., a Florida corporation (the "Company"), will be held at the executive offices of the Company, 1000 Riverside Avenue, Suite 800, Jacksonville, Florida 32204, on May 7, 1997, at 10:00 a.m., local time, for the following purposes:

         1.      To elect four Directors to serve until their terms expire.

         2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The close of business on March 14, 1997, has been fixed by the Board of Directors of the Company as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may insure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used.

                                        By Order of the Board of Directors


                                        Charles W. Emanual
                                        Vice President and Secretary



April 3, 1997

                           FPIC INSURANCE GROUP, INC.
                        1000 RIVERSIDE AVENUE, SUITE 800
                          JACKSONVILLE, FLORIDA  32204


                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 7, 1997


                              GENERAL INFORMATION

         The Board of Directors of FPIC Insurance Group, Inc. (the "Company") solicits your proxy for use at the 1997 Annual Meeting of Shareholders to be held on Wednesday, May 7, 1997 at 10:00 a.m., local time, and any adjournments thereof, at the Company's principal offices, 1000 Riverside Avenue, Suite 800, Jacksonville, Florida 32204. A form of proxy is enclosed.

         The Annual Report of the Company to its shareholders for the 1996 fiscal year and this proxy statement are being distributed on or about April 3, 1997 to shareholders entitled to vote.

         Shareholders may receive without charge a copy of FPIC Insurance Group, Inc.'s Annual Report to the Securities and Exchange Commission (the "SEC") on Form 10-K including the financial statements and the financial statement schedules by writing to Steven M. Rosenbloom at FPIC Insurance Group, Inc., 1000 Riverside Avenue, Suite 800, Jacksonville, Florida 32204.

                               VOTING PROCEDURES

         Record Date. Only holders of record of the Company's issued and outstanding shares of common stock at the close of business on March 14, 1997 (the "Record Date") are entitled to vote at the Annual Meeting. Each shareholder is entitled to one vote, in person or by proxy, for each share held on the Record Date. At the close of business on the Record Date, there were 9,021,670 shares of common stock of the Company outstanding.

         Voting of Proxies. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of Directors to serve until the 2000 Annual Meeting of Shareholders, in voting by proxy, shareholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. Shareholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees.

         Revocation of Proxies. Any shareholder who executes and delivers a proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to the Secretary of the Company, or by executing and delivering a proxy bearing a later date. A shareholder may also revoke a proxy by attending and voting in person at the Annual Meeting.

         Voting Required for Approval. Directors will be elected by a plurality of the votes cast by the shareholders voting in person or by proxy at the Annual Meeting. Abstentions will have no effect on the vote for election of Directors. Broker non-votes will not be included in vote totals and will have no effect on the outcome of such vote. A broker non-vote generally occurs when a broker who holds shares in street-name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter. With respect to any further business of a routine nature which is properly presented, abstentions and broker non-votes will have no effect.

                             ELECTION OF DIRECTORS

         The Company has a staggered Board of Directors with three classes of directors that serve for terms of three years. The Board of Directors currently consists of 13 persons. The Company's articles of incorporation provide that the number of directors may be determined from time to time by resolution adopted by the affirmative vote of at least 75% of the entire Board of Directors. This number and its determination is exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes. No such Preferred Stock is outstanding. The Company's bylaws provide that the Company's President will always be nominated by the Board of Directors for election to the Board of Directors.

         At the Annual Meeting, four directors are to be elected to hold office until the 2000 Annual Meeting of Shareholders or until their successors are elected and qualified. The persons designated as nominees for election as directors are Richard J. Bagby, M.D., Robert O. Baratta, M.D., Louis C. Murray, M.D. and William R. Russell. Each of such nominees is currently a director of the Company.

         If, for any reason, any of the nominees is not a candidate when the election occurs, the enclosed Proxy may be voted for a substitute nominee. The Board of Directors does not anticipate that any nominee will not be a candidate. Further information regarding the nominees and the other directors is set forth below.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                             EACH OF THE NOMINEES.

                BOARD OF DIRECTORS OF FPIC INSURANCE GROUP, INC.

NOMINEES FOR TERMS EXPIRING IN 2000

         RICHARD J. BAGBY, M.D., 56, is engaged in the private practice of diagnostic radiology in Orlando, Florida. Dr. Bagby has practiced medicine since 1972. Dr. Bagby is the President of the Florida Medical Association (the "FMA") and has served as a director of the Company since its formation in 1996 and as a director of its subsidiary, Florida Physicians Insurance Company, Inc. ("FPIC"), since 1993.

         ROBERT O. BARATTA, M.D., 56, is engaged in the private practice of ophthalmology in Stuart, Florida. Dr. Baratta has practiced medicine since 1973. He has served as a director of the Company since its formation in 1996 and as a director of FPIC since 1993.

         LOUIS C. MURRAY, M.D., 72, is a family physician engaged in private practice in Orlando, Florida. Dr. Murray has practiced medicine since 1954. Dr. Murray is a Past-President of the FMA and has served as a director of the Company since its formation in 1996 and as a director of FPIC since 1988.

         WILLIAM R. RUSSELL, 49, is the President and Chief Executive Officer of the Company. He has served as President, Chief Executive Officer and as a director of the Company since its formation in 1996 and as President, Chief Executive Officer and a director of FPIC since 1990.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 1998

         JAMES W. BRIDGES, M.D., 62, is engaged in the private practice of obstetrics and gynecology in Miami, Florida. Dr. Bridges has practiced medicine since 1967. Dr. Bridges has served as a director of the Company since its formation in 1996 and as a director of FPIC since 1985.

         J. STEWART HAGEN, M.D., 65, is a retired general surgeon who formerly practiced in Ft. Myers, Florida. Dr. Hagen practiced medicine from 1965 to 1996. Dr. Hagen has served as a director of the Company since its formation in 1996 and as a director of FPIC since 1988.

         D. L. VAN ELDIK, M.D., 68, is a family physician in Lake Worth, Florida. Dr. Van Eldik has practiced medicine since 1957. Dr. Van Eldik is a Past-President of the FMA and has served as a director of the Company since its formation in 1996 and as a director of FPIC since 1988.

         HENRY M. YONGE, M.D., 76, is engaged in the private practice of medicine specializing in internal medicine in Pensacola, Florida. Dr. Yonge has practiced medicine since 1952. Dr. Yonge has served as a director of the Company since its formation in 1996 and as a director of FPIC since 1985. Dr. Yonge served as Chairman of FPIC's Board of Directors from 1988 to 1991.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 1999

         GASTON J. ACOSTA-RUA, M.D., 59, is a neurosurgeon engaged in private practice in Jacksonville, Florida. Dr. Acosta-Rua has practiced medicine since 1971. Dr. Acosta-Rua is Chairman of the Board of Directors and has served as a director of the Company since its formation in 1996 and as a director of FPIC since 1986.

         CURTIS E. GAUSE, D.D.S., 71, is a retired dentist who is currently the administrator of a dental center in St. Petersburg, Florida. Dr. Gause practiced dentistry from 1954 to 1992. Dr. Gause, a Past-President of the Florida Dental Association (the "FDA"), has served as a director of the Company since its formation in 1996 and as a director of FPIC since 1993.

         GUY T. SELANDER, M.D., 61, is a family physician engaged in private practice in Jacksonville, Florida. Dr. Selander has practiced medicine since 1964. Dr. Selander is a Past-President of the FMA and has served as a director of the Company since its formation in 1996 and as a director of FPIC since 1989.

         DAVID M. SHAPIRO, M.D., 43, is engaged in the private practice of anesthesiology in Ft. Myers, Florida. Dr. Shapiro has practiced medicine since 1986. Dr. Shapiro has served as a director of the Company since 1996.

         JAMES G. WHITE, M.D., 63, is engaged in the private practice of pediatric medicine in Ormond Beach, Florida. Dr. White has practiced medicine since 1966. Dr. White is a Past-President of the FMA and has served as a director of the Company since its formation in 1996 and as a director of FPIC since 1986. Dr. White is currently Vice-Chairman of the Board of Directors.

                PRINCIPAL SHAREHOLDERS AND SECURITIES OWNERSHIP
                                 OF MANAGEMENT

         According to the Company's stock transfer records, as of February 14, 1997, no shareholder owns five percent (5%) or more of the Company's outstanding shares of common stock.

         The following table sets forth the beneficial ownership of the Company's common stock, including stock options that vested January 13, 1997, but which have not been exercised, by each of the directors and nominees, each of the executive officers named in the Summary Compensation Table and all of the Company's directors and executive officers as a group as of February 14, 1997.

                                                    SHARES                             PERCENT OF
NAME OF BENEFICIAL OWNER                      BENEFICIALLY OWNED                   OUTSTANDING SHARES
------------------------                      ------------------                   ------------------

Gaston J. Acosta-Rua, M.D.                        10,667(1)                                *

Richard J. Bagby, M.D.                            29,917(2)                                *

Robert O. Baratta, M.D.                             17,667                                 *

James W. Bridges, M.D.                              5,667                                  *

Robert B. Finch                                   27,282(3)                                *

Curtis E. Gause, D.D.S.                             3,667                                  *

J. Stewart Hagen, M.D.                              10,167                                 *

William T. McCreary                                 20,000                                 *

Louis C. Murray, M.D.                               9,167                                  *

Steven M. Rosenbloom                              51,224(4)                                *

William R. Russell                                102,595(5)                              1.1

Guy T. Selander, M.D.                               5,167                                  *

David M. Shapiro, M.D.                              7,500                                  *

Steven R. Smith                                   102,234(6)                              1.1

D. L. Van Eldik, M.D.                               3,667                                  *

James G. White, M.D.                                3,717                                  *

Henry M. Yonge, M.D.                                3,667                                  *

Directors and Executive Officers as               333,461(7)                              3.7%
a Group (23 persons)

*    Less than 1.0% of the Company's outstanding common stock.

(1) Dr. Acosta-Rua disclaims beneficial ownership of 1,000 of these shares, which are owned by his wife.

(2) Includes 23,250 shares owned by Morgan, Hiatt, Hines, Culbert and March P.A., of which Dr. Bagby is a member.

(3) Includes 16,300 shares held in the Company's 401(k) plan, which are voted by the trustees of the plan.

(4) Includes 2,545 shares held in the Company's 401(k) plan, which are voted by the trustees of the plan. Mr. Rosenbloom also disclaims beneficial ownership of 4,855 of these shares, which are owned by his wife.

(5) Includes 81,967 shares held by all employees in the Company's 401(k) plan, which are voted by Mr. Russell as a trustee of the plan and of which 21,236 are held in the plan in Mr. Russell's name.

(6) Includes 81,967 shares held by all employees in the Company's 401(k) plan, which are voted by Mr. Smith as a trustee of the plan and of which 21,236 shares are held in the plan in Mr. Smith's name. Mr. Smith disclaims beneficial ownership of 600 of these shares, which are owned by his wife.

(7) Includes 81,967 shares held by all employees in the Company's 401(k) plan, which are voted by the trustees of the plan and of which an aggregate of 73,471 shares are held in the plan in the name of certain of the Company's executive officers. Also includes disclaimed beneficial ownership of 6,781 of these shares, which are owned by relatives of directors and executive officers.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership with the SEC and the NASDAQ National Market. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required for them, the Company believes that during the Company's most recently completed fiscal year, all filing requirements applicable to its officers and directors were complied with, except that (i) Mr. Donald J. Sabia, Vice President and Controller, did not file a timely Form 4 to report a purchase by his brother, with whom he shares the same household (Mr. Sabia disclaims beneficial ownership of these shares); and (ii) Mr. William T. McCreary filed a Form 5 to report a purchase that should have been reported on an earlier Form 4.

                       MEETINGS OF THE BOARD OF DIRECTORS

    During 1996, the Board of Directors held three meetings. Including the meetings of FPIC's Board of Directors prior to the formation of the Company's current holding company structure, all current Directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

    The Executive Committee of the Board of Directors is composed of Mr. Russell and Drs. Acosta-Rua, Hagen, Selander and White. This committee may exercise the powers of the Board of Directors. The Executive Committee met one time during 1996.

    The Nominating Committee of the Board of Directors is composed of Drs. Acosta-Rua, Selander, Van Eldik, White and Yonge. This committee recommends qualified candidates to fill vacancies on the Board of Directors. The Nominating Committee met one time during 1996.

    The Compensation Committee of the Board of Directors is composed of Drs. Selander, Acosta-Rua, Bagby, Baratta and Hagen. This committee determines and reviews the compensation of the Company's executive officers and directors and administers the Company's stock option and benefit plans. The Compensation Committee met one time during 1996.

    The Audit Committee of the Board of Directors is composed of Drs. Murray, Bridges, Gause and Shapiro. This committee recommends selection of the Company's independent accountants to audit the Company's consolidated financial statements and to perform professional services related to the audit. The committee reviews the scope and results of such audit and reviews the scope of internal audits, systems of internal controls and accounting policies and procedures. The Audit Committee did not meet during 1996.

                            DIRECTORS' COMPENSATION

    Members of the Board of Directors received annual compensation in 1996 in two components - a quarterly fee, and a fee for each meeting attended. The Chairman received a quarterly fee of $7,500, the Vice Chairman a quarterly fee of $6,000, and the other members a quarterly fee of $4,500. Each director received a fee of $800 per day that they attended Committee and Board meetings. Mr. Russell, an employee of the Company, received no directors' fees. In addition to the above fees, each director was reimbursed for his reasonable expenses incurred for attendance at meetings.

    The Company has a Director Stock Option Plan that provides each member of the Board of Directors who is not an employee of the Company with an option to purchase 5,000 shares of the Company's Common Stock. Such option is granted on the date the person first becomes a director of the Company and has an exercise price equal to the fair market value of such shares on the date of grant. Directors who were serving on the Board of Directors at the time the Director Stock Option Plan was adopted were given an option for 5,000 shares with an exercise price equal to the book value of such shares on the effective date of such plan and the right to receive an option for an additional 5,000 shares on the date of the Company's public offering in 1996, with an exercise price for such shares equal to their fair market value. These options vest at a rate of one-third of the amount of the grant at the end of each anniversary of the date of the grant or fully upon the death of the recipient director.

    The Company also offers directors a nonqualified deferred compensation plan. Under this plan, directors may defer into the plan all or a portion of their directors' fees. Deferred fees generally will be paid, as adjusted for investment gains or losses, following termination of service as a director.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the compensation of the principal Executive Officer and the four other most highly compensated executive officers during 1996.


                                           ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                   ----------------------------------    -----------------------------------
                                                                                 AWARDS
                                                                         ----------------------
                                                                                                   LONG-TERM
                                                              OTHER                   SECURITIES   INCENTIVE
                                                             ANNUAL      RESTRICTED     UNDER-       PLAN       ALL OTHER
     NAME AND           FISCAL      SALARY(1)                COMPEN-       STOCK        LYING       PAYOUTS     COMPENSA-
PRINCIPAL POSITION       YEAR          ($)      BONUS($)    SATION($)    AWARD ($)    OPTIONS(#)      ($)        TION ($)
-----------------       ------      ---------   --------    ---------    ----------   ----------   ---------    ---------


William R. Russell,       1996       235,625     106,031       - -           0         120,000         0         29,868(2)
  President and
  Chief Executive         1995       218,171      37,500       - -           0            0            0         24,125(2)
  Officer
                          1994       198,337      35,000       - -           0            0            0         24,417(2)


Steven R. Smith,          1996       184,565      69,212       - -           0         100,000         0         28,068(3)
  Executive Vice
  President and           1995       170,894      27,500       - -           0            0            0         24,486(3)
  Chief Operating
  Officer                 1994       155,358      25,000       - -          - -           0            0         21,357(3)


Steven M.                 1996       167,475      50,243       - -           0         80,000          0         24,904(4)
  Rosenbloom,
  Senior Vice             1995       152,250      88,960(7)    - -           0            0            0         16,903(4)
  President and
  Chief Investment        1994           0          0          - -           0            0            0                 0
  Officer(6)

Robert B. Finch,          1996       118,631      39,000       - -           0         60,000          0         15,945(5)
  Senior Vice
  President and           1995        99,317       8,939       - -           0            0            0         13,449(5)
  Chief Financial
  Officer                 1994        90,288       8,276       - -           0            0            0         12,227(5)


William T. McCreary,      1996       150,000        0          - -           0            0            0          3,618(9)
  President of
  McCreary                1995        75,000        0          - -           0            0            0            377(9)
  Corporation (8)
                          1994           0          0          - -          - -           0            0                 0


------------------------------
(1) Includes compensation amounts earned during the fiscal year but deferred under the Company's 401(k) plan and benefits set aside pursuant to the Company's non-qualified deferred compensation plan (Mr. Russell $2,125, $2,125 and $1,833 in 1996, 1995 and 1994,
         respectively, Mr. Smith $1,552, $1,147 and $521 in 1996, 1995 and
         1994, respectively, and Mr. Rosenbloom $786 in 1996).

(2) Includes the Company's contributions to the profit sharing plan of $15,000, $15,000 and $15,000, the Company's matching contributions for the 401(k) plan of $3,750, $3,750 and $3,750, contributions from the Company pursuant to the Company's nonqualified deferred compensation plan of $5,375, $5,375 and $5,667 for the years 1996, 1995 and 1994, respectively, and $5,743 for the cost of an excess disability insurance policy in 1996.

(3) Includes the Company's contributions to the profit sharing plan of $15,000, $15,000 and $15,000, the Company's matching contributions for the 401(k) plan of $3,750, $3,750 and $3,750, contributions from the Company pursuant to the Company's nonqualified deferred compensation plan of $5,948, $5,736 and $2,607 for the years 1996, 1995 and 1994, respectively, and $3,371 for the cost of an excess disability insurance policy in 1996.

(4) Includes the Company's contributions of $15,000 and $15,000 to the profit sharing plan and the Company's matching contributions for the 401(k) plan of $3,750 and $1,903 for the years 1996 and 1995, respectively, contributions from the Company pursuant to the Company's nonqualified deferred compensation plan of $3,929 in 1996 and $2,225 for the cost of an excess disability insurance policy in 1996.

(5) Includes the Company's contributions to the profit sharing plan of $12,757, $10,759 and $9,781 and the Company's matching contributions for the 401(k) plan of $3,188, $2,690 and $2,445, for the years 1996,
         1995 and 1994, respectively.

(6)      Mr. Rosenbloom began employment with FPIC on December 31, 1994.

(7)      Includes a one-time signing bonus in the amount of $75,000.

(8)      Mr. McCreary began employment with McCreary Corporation on July 1,
         1995.

(9) Represents the McCreary Corporation's contribution to the McCreary Corporation 401(k) plan.

         Option Grants in the Last Fiscal Year. The following table sets forth information concerning stock options granted during 1996 to those individuals described in the Summary Compensation Table.


                                     Option/SAR Grants in Last Fiscal Year
-----------------------------------------------------------------------------------------------------------------------
                                                                                                Potential Realizable
                                                                                              Value at Assumed Annual
                                     Individual Grants                                         Rates of Stock Price
                                                                                                  Appreciation for
                                                                                                   Option Term(1)
-----------------------------------------------------------------------------------------------------------------------
                           Number of    % of Total
                          Securities   Options/SARs                   Market
                          Underlying    Granted to    Exercise or    Price on
                        Options/SARs   Employees in   Base Price     Date of     Expiration
Name                     Granted (#)    Fiscal year     ($/Sh)     Grant($)(2)      Date        5% ($)     10%($)
-----------------------------------------------------------------------------------------------------------------------
  William R. Russell       60,000          11.11           8.22         8.22      1/12/06       310,170     786,033
                           60,000          11.11          10.00        10.00      7/31/06       377,336     956,245

   Steven R. Smith         50,000           9.25           8.22         8.22      1/12/06       258,475     655,028
                           50,000           9.25          10.00        10.00      7/31/06       314,447     796,871

 Steven M. Rosenbloom      40,000           7.40           8.22         8.22      1/12/06       206,780     524,022
                           40,000           7.40          10.00        10.00      7/31/06       251,557     637,496

   Robert B. Finch         30,000           5.55           8.22         8.22      1/12/06       155,085     393,016
                           30,000           5.55          10.00        10.00      7/31/06       188,668     478,122

 William T. McCreary            0              0        -------      -------      -------       -------     -------

---------------
(1) The Potential Realizable Values are calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in fiscal 1996, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Values are net of the option exercise price. The assumed rates of appreciation are specified in rules of the Securities and Exchange Commission, and do not represent the Company's estimate or projection of its future stock price. Actual gains, if any, resulting from stock option exercises and common stock holdings are dependent on the future performance of the Company's common stock, overall stock market conditions, and the option holder's continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(2) The Company's common stock was not listed on any exchange or public quotation system on the date of grant of the options with an exercise price of $8.22 per share. This exercise price represents the book value of such underlying shares on the date of grant.


         Options Exercised. The following table shows stock options exercised by the named executive officers during fiscal 1996, including the aggregate net value realized upon exercise of an option. In addition, this table includes the number of shares covered by unexercised stock options (both exercisable and unexercisable) as of fiscal year-end, and the value of unexercised in-the-money options (both exercisable and unexercisable) based on the year-end price of the Company's common stock.

                 Aggregated Option Exercises in Fiscal 1996 and
                         Fiscal Year-End Option Values

                                                                                          Value of Unexercised
                                                        Number of Unexercised                 In-The-Money
                                                         Options at 12/31/96              Options at 12/31/96(1)
                                                     -------------------------------  -----------------------------
                            Shares
                         Acquired Upon     Value
Name                       Exercise       Realized     Exercisable     Unexercisable  Exercisable    Unexercisable
-------------------------------------------------------------------------------------------------------------------


William R. Russell           0              0              0              120,000           0          $526,800

Steven R. Smith              0              0              0              100,000           0          $439,000

Steven M. Rosenbloom         0              0              0              80,000            0          $351,200

Robert B. Finch              0              0              0              60,000            0          $263,400

William T. McCreary          0              0              0                0               0              0


---------------
(1) The amounts in this column represent the difference between the exercise price and the closing market price of $13.50 on December 31, 1996, for the Company's common stock. The actual value of unexercised options fluctuates with market activity.


REPRICING OF STOCK OPTIONS.

         As discussed in the "Report on Executive Compensation" in July 1996, the Company's employees and directors who received options in January 1996 had such options amended so that the original exercise price of $8.60 per share was changed to an exercise price of $8.22 per share, the corrected book value at date of grant. These options retained the same vesting status and expiration date. The following table sets forth the repricing of options held by the named executive officers and any other executive officers during the last ten completed fiscal years.

                        Ten-Year Option Repricing Table


                                                 NUMBER OF                                                          LENGTH OF
                                                SECURITIES                                                       ORIGINAL OPTION
                                                UNDERLYING     MARKET PRICE OF   EXERCISE PRICE                   TERM REMAINING
                                               OPTIONS/SARS   STOCK AT TIME OF     AT TIME OF                       AT DATE OF
                              DATE OF           REPRICED OR     REPRICING OR      REPRICING OR     NEW EXERCISE    REPRICING OR
NAME AND POSITION             REPRICING           AMENDED         AMENDMENT        AMENDMENT          PRICE         AMENDMENT
---------------------------------------------------------------------------------------------------------------------------------

William R. Russell,           7/20/96             60,000             *               $8.60            $8.22          9.5 years
  President and Chief
    Executive Officer

Steven R. Smith,              7/20/96             50,000             *               $8.60            $8.22          9.5 years
  Executive Vice President
    and Chief Operating
    Officer

Steven M. Rosenbloom,         7/20/96             40,000             *               $8.60            $8.22          9.5 years
  Senior Vice President,
    Chief Investment
      Officer and Assistant
        Secretary

Robert B. Finch,              7/20/96             30,000             *               $8.60            $8.22          9.5 years
  Senior Vice President
    and Chief Financial
      Officer

Charles W. Emanual,           7/20/96             15,000             *               $8.60            $8.22          9.5 years
  Vice President and
    Secretary

R. Jeannie Whitter,           7/20/96             15,000             *               $8.60            $8.22          9.5 years
  Vice President

Ray A. Carey,                 7/20/96             15,000             *               $8.60            $8.22          9.5 years
  Vice President

Kurt F. Driscoll,             7/20/96             15,000             *               $8.60            $8.22          9.5 years
  Vice President

Donald J. Sabia,              7/20/96             15,000             *               $8.60            $8.22          9.5 years
  Vice President and
    Controller

Donald R. Brewer,             7/20/96             15,000             *               $8.60            $8.22          9.5 years
  Retired, Former Senior
    Vice President and
      Secretary

-------------------

* The Market Price of the Company's Common Stock at the time of repricing these options is uncertain since the Company's common stock did not list on the NASDAQ National Market and begin trading until August 1, 1996.

RETIREMENT PLANS

         The following table illustrates the maximum annual benefits payable in the form of a straight life annuity under the Company's Qualified Defined Benefit Plan (the "Retirement Plan") to an officer or employee retiring at age 65 with the specified combination of final average compensation and years of credited service.

                                                                 Years of Service
                                                       ------------------------------------
           Average Compensation                               5            10           15
          ---------------------------------------------------------------------------------
           $125,000 ................................    $ 6,800       $13,600      $20,400

            150,000 ................................      8,550        17,100       25,650

            175,000 ................................     10,300        20,600       30,900

            200,000 ................................     12,050        24,100       36,150

            225,000 ................................     13,800        27,600       41,400

            250,000 ................................     15,550        31,100       46,650

            275,000 ................................     17,300        34,600       51,900

            300,000 ................................     19,050        38,100       57,150

            325,000 ................................     20,800        41,600       62,400

         The Retirement Plan is a funded, qualified, non-contributory plan that covers substantially all of the Company's employees including executive officers. Mr. McCreary is covered by a separate retirement plan for McCreary's employees which is described below. Under the Retirement Plan benefits are calculated based upon (i) .75% of average compensation below the Social Security covered compensation level plus 1.4% of average compensation above the Social Security covered compensation level multiplied by years of service not in excess of the Cumulative Disparity Limit (as defined below) plus (ii) .75% of average compensation times years of service in excess of the Cumulative Disparity Limit (but in total not in excess of 35 years) reduced by (iii) benefits under the Physicians Insurance Company of Ohio Defined Benefit Plan and the Professional Insurance Management Company Pension Plan. The Cumulative Disparity Limit is 35 minus the total number of years the participant earned a year of service in any other Company plan. The total number of years of service which may be taken into consideration under the Retirement Plan is limited to 15. Average compensation is based upon the participant's highest average compensation for five consecutive years within the 10 years prior to retirement. Credited years of service under the Defined Benefit Plan as of December 31, 1996, were approximately eight years for Mr. Russell, 14 years for Mr. Smith, two years for Mr. Rosenbloom and nine years for Mr. Finch.

         The amounts shown in the table above were calculated using Social Security covered compensation levels based upon the average age of the four executives. The amounts shown on the table have been calculated without reflection of the current limit of $160,000 on includable compensation under the Internal Revenue Code. Optional forms of payment available under the Defined Benefit Plan may result in substantially reduced payments to an employee electing such an option.

         In addition to the amounts shown in the above table, the Company's Supplemental Executive Retirement Plan (the "SERP") provides Messrs. Russell and Smith, who have been selected by the Compensation Committee, with income at retirement. A participant in the SERP is eligible to retire and receive a retirement benefit beginning on the earlier of such participant's (i) early retirement date, (ii) disability retirement date or (iii) normal retirement date. The retirement benefit at the normal retirement date equals 60% of pre-retirement base compensation, less Retirement Plan and all predecessor plans' benefits and Social Security benefits. Pre-retirement base compensation is the basic salary of a participant excluding bonuses, averaged over the highest three consecutive years of service. The early retirement benefit equals the retirement benefit at the normal retirement date times the percentage of benefits vested, reduced by an early retirement factor for each month a participant's early retirement date occurs prior to such participant's normal retirement date. A participant terminating employment due to a permanent and total disability will be eligible for a disability retirement benefit equal to 60% of pre-retirement base compensation, less Retirement Plan and all predecessor plans' benefits and Social Security benefits. In the event of the participant's death prior to retirement, such participant's surviving spouse will be eligible to receive a death benefit equal to 50% of the retirement benefit the participant would otherwise have been eligible to receive. The SERP is an unfunded nonqualified plan. Retirement benefits under the SERP vest ratably commencing on a participant's initial date of employment with the Company with 1/240 of the total retirement benefit vesting at the end of each month the participant is employed by the Company. A participant's retirement benefit under the SERP will be 100% vested if (i) such participant attains age 64 and is an employee of the Company on such date, (ii) such participant terminates employment due to a permanent and total disability, or
(iii) the Compensation Committee, in its sole discretion, vests 100% of such participant's retirement benefit. The estimated annual retirement benefits for Messrs. Russell and Smith were calculated using 1996 base salary for pre-retirement base compensation, Social Security benefits were based on the maximum benefits payable for an individual retiring at age 65 in 1996, and Retirement Plan benefits were based on 1996 base salary, including bonuses, assuming 15 years of service. The estimated annual retirement benefit from the SERP on December 31, 1996 is $29,868 for Mr. Russell and $30,678 for Mr. Smith. The Company accrued $95,000 to provide for this plan during 1996 and $20,000 during each of 1995 and 1994.

         The Company's qualified defined contribution plan has two parts. In the first part, the Company contributes 10% of each participant's compensation for the plan year. In the second part, the Company allows employees to contribute up to 2.5% of their compensation earned during the plan year. In addition, the Company matches 100% of the employees' contributions.

         The Company also offers certain key employees selected by the Board of Directors a nonqualified deferred compensation plan. In this plan, key employees may defer into the plan all or a portion of their compensation. In addition, the Company, at the discretion of the Board of Directors, can match the contributions made by key employees and may also make discretionary incentive contributions for key employees. Participants' account balances generally will be paid, as adjusted for investment gains or losses, following termination of employment. Contributions amounted to $15,252, $11,111 and $10,628 in 1996, 1995 and 1994, respectively.

         The Company's Excess Benefit Plan provides a means of equalizing the benefits of those employees participating in the Retirement Plan, other than those individuals covered under the SERP, whose funded benefits under that plan are or will be limited by the application of ERISA, the Code, or any applicable law or regulation. The Excess Benefit Plan is a nonqualified plan and benefits payable under the Excess Benefit Plan are not funded and are payable out of the Company's general funds. The estimated annual benefit from the Excess Benefit Plan for Mr. Rosenbloom in 1996 was approximately $3,000.

         McCreary Corporation's qualified retirement plan, the McCreary Corporation 401(k) Plan, permits employees, including Mr. McCreary, to defer from 2.5% to 20% of compensation, and receive a discretionary matching contribution of up to 100% of an employee's compensation which the employee vests in after 5 years of service. In addition, employees may make voluntary after-tax contributions to the plan.

EMPLOYMENT AGREEMENTS AND SEVERANCE AGREEMENTS

         The Company has entered into employment agreements (the "Employment Agreements") with Messrs. Russell and Smith. The Employment Agreements provide for a minimum annual salary and the opportunity for annual salary increases, incentive compensation and other compensation and perquisites as approved by the Board of Directors. The Employment Agreements are for a term of three years and may be extended for an additional year by the Board of Directors prior to the end of each year. If the Board of Directors does not extend the Employment Agreements by the end of any year, Mr. Russell and Mr. Smith may terminate their respective employment by providing at least 90 days' written notice of such termination. Upon such termination, Mr. Russell and Mr. Smith would continue to receive their respective annual salary and benefits for the remaining term of their respective Employment Agreements, or until commencing work for a competing company. Under the Employment Agreements, Mr. Russell's minimum annual salary for 1997 is $245,050 and Mr. Smith's minimum annual salary for 1997 is $191,948. Mr. Russell or Mr. Smith may also terminate their respective employment in the event of a constructive discharge and continue to receive their respective annual salary and benefits for the remaining term of their Employment Agreements. Payments under the Employment Agreements are not limited to the maximum amount which would avoid the excise tax imposed by Code
Section 4999.

         The McCreary Corporation, a subsidiary of the Company, has also entered into an employment agreement with Mr. McCreary. Mr. McCreary's employment agreement provides for a minimum annual salary and the opportunity for annual salary increases as approved by the Board of Directors. Mr. McCreary's employment agreement is for a term of five years, ending on June 30, 2000. Under his employment agreement, Mr. McCreary's minimum annual salary for 1997 is $150,000.

         The Company has entered into severance agreements (the "Severance Agreements") with Messrs. Russell, Smith, Rosenbloom and Finch. The Severance Agreements, which apply in the case of a change of control of the Company, provide that if at any time during the coverage period, as defined under the Severance Agreements, the employment of an individual covered under the Severance Agreements is terminated by the Company for any reason other than cause, death or disability, or by such individual in the event of a constructive discharge, the Company will pay severance pay in a lump sum cash amount equal to three times the sum of such individual's (i) annual salary and (ii) the greater of the target bonus opportunity for the current calendar year or the average of the annual bonuses for the three prior calendar years. Payments under the Severance Agreements are limited to the maximum amount that would not trigger the excise tax imposed by Code Section 4999.

         If Messrs. Russell and Smith are entitled to receive benefits under both their Employment Agreements and their Severance Agreements, then each will be permitted to select and receive benefits under either his Employment Agreement or his Severance Agreement, but not benefits from both the Employment Agreement and the Severance Agreement.

BUDGET COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal year 1996, no executive officer of the Company served as a director of or as a member of the compensation or equivalent committee of any other entity, one of whose executive officers served on the Board of Directors' Compensation Committee or otherwise as a member of the Board of Directors.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporated future filings, including this Proxy Statement, in whole or in part, the following sections titled "Report on Executive Compensation" and "Stock Performance" shall not be incorporated by reference into any such filings.

REPORT ON EXECUTIVE COMPENSATION

         General. The Company's executive compensation policy was substantially revised during 1996 from a subjective ad hoc policy to a more formal policy that the Board of Directors believes will better retain, motivate and reward management while aligning management's interests more closely with those of the Company and its shareholders. The Company's new compensation policies reflect the advice of an independent executive compensation consultant who was retained to review the Company's compensation practices.

         The Company's executive compensation policy has the following components: base salary, annual bonus, long-term compensation and retirement and disability benefits. Each component is designed in relation with the other components to offer management competitive remuneration and incentives to enhance shareholder values.

         Each year the Compensation Committee reviews executive compensation to ensure that such compensation programs are aligned with the Company's long and short-term performance goals and objectives. The Compensation Committee will also consider, as part of this review, any changes in laws and regulations governing compensation programs and will often seek advice from counsel and other independent third parties.

         The base salary for executives is established at a level which the Compensation Committee believes is both appropriate and consistent within the industry and relative to other peer companies. For 1996 the base salaries of executive officers named in the Summary Compensation Table ranged from 86% to 100% of their total annual cash compensation (base salary plus bonus). There are many criteria used in determining the appropriate executive salary level including, but not limited to, contribution to performance, scope of responsibility, productivity, expense and risk control, management development and strategic planning.

         The Company's bonus program provides for the establishment of a bonus pool as a direct incentive for all employees to improve financial results of the company. This bonus program is assessed through a formal evaluation of overall company performance which includes, but is not limited to, meeting specific targets for increases in 1) operating profit, 2) return on equity and,
3) premium growth, as well as a subjective evaluation of each employee in the areas of, among others, quality of work, reliability, initiative and creativity. The maximum formula bonus for all employees was determined as a percentage, ranging from 45% to 6%, of base salary. For the President and Chief Executive Officer, the maximum bonus award, as a percentage of base salary, was 45%.

         Long-term compensation for executives is designed to motivate and reward the creation of long-term shareholder value by linking executive compensation with gains realized by shareholders. The Company granted nonqualified stock options to its executives prior to the Company's reorganization into a holding company and qualified stock options to its executives prior to the Company's public offering last year. Through the Company's Omnibus Incentive Plan, the Company will grant from time to time additional stock options to the Company's executives and other employees. The Company also offers an Employee Stock Purchase Plan and an option under its 401(k) plan for the Company's executives and other employees to purchase the Company's common stock.

         Also included in the Company's overall compensation package for its executive officers are various employee benefits, including retirement and disability benefits. Generally, the benefits offered to such persons serve a different purpose than do the other components of compensation. In general, these benefits provide protection against financial loss that can result from illness, disability or death. Benefits offered to these employees are mainly those that are offered to the Company's other employees, with some variation primarily to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.

         Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the Company's ability to deduct, for federal income tax purposes, certain compensation in excess of $1 million per year paid to individual officers named in the Summary Compensation Table unless such compensation is "performance-based." The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Compensation Committee, and certification by the Compensation Committee that performance standards were satisfied. The amount of compensation paid to each of the named officers during fiscal 1996 was less than $1 million. It is possible for the Company to compensate or make awards under the Omnibus Incentive Plan that may either qualify or not qualify as performance-based compensation deductible under Section 162(m). The Compensation Committee, in structuring compensation programs for its top executive officers, intends to give strong consideration to the deductibility of awards.

         Option Repricing. In January 1996, the Company granted options for 270,000 shares to ten employees of the Company, including Messrs. Russell, Smith, Rosenbloom and Finch, under the Omnibus Incentive Plan and options for 65,000 shares to the then members of the Board of Directors under the Director Stock Option Plan. Each of the options had exercise prices based upon the Company's book value, $8.60 per share. On July 19, 1996, the Company issued 379,780 additional shares to resolve questions raised by shareholders who subscribed for shares during FPIC's intra-state offering between October 1984 and December 1988. In response, the Company determined to adjust the exercise price of the above options to reflect the Company's book value as if the 379,780 shares had been outstanding on the date of grant. The option holders exchanged their options for options for the same number of shares but with an exercise price of $8.22 per share. The executive officers who had their options repriced are shown in the table entitled "Ten-Year Option Repricings".

         This report is submitted by the members of the Compensation Committee:
Dr. Selander, Chairman, and Drs. Acosta-Rua, Bagby, Baratta and Hagen.

                               STOCK PERFORMANCE

         The following graph compares the cumulative total return for the Company's common stock, the Russell 2000 index and a peer group comprised of MMI Companies, Inc., Frontier Insurance Group, Inc., MAIC Holdings, Inc., Professionals Insurance Company Management Group and St. Paul Companies for the period August 1, 1996 (first day of public trading of the Company's common stock on the Nasdaq National Market) through December 31, 1996. The graph assumes an investment on August 1, 1996 of $100 in each of the Company's common stock, the stocks comprising the Russell 2000 index and the common stocks of the peer group companies. The graph further assumes that all paid dividends were reinvested.

                                    [GRAPH]

Index as of December 31

-----------------------------------------------------------
                                       8/1/96      12/31/96
-----------------------------------------------------------
FPIC Insurance Group, Inc.              100          135
-----------------------------------------------------------
Russell 2000                            100          116
-----------------------------------------------------------
Peer Group                              100          110
-----------------------------------------------------------



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MCCREARY

         The Company's wholly owned subsidiary, McCreary Corporation, purchased the assets of McCreary Enterprises, Inc. ("MEI"), formerly known as McCreary Corporation, on July 1, 1995. In addition to assuming certain liabilities, McCreary Corporation paid MEI $2,000,000 and agreed to pay an additional $4,000,000 over a five year period subject to certain adjustments. A number of employees of MEI were shareholders of MEI and thus benefited from such transaction. Six of these persons, including William T. McCreary, the principal shareholder of MEI and the President and Chief Executive Officer of McCreary Corporation, are now employed by McCreary Corporation. In connection with this asset acquisition, these six persons entered into employment and non-competition agreements with McCreary Corporation. Mr. McCreary's employment agreement is for a term of five years at an annual salary of $150,000. In addition to the above payments, McCreary Corporation pays MEI $6,000 per month to pay for all of Mr. McCreary's business related travel expenses such as transportation, meals, entertainment and lodging for so long as Mr. McCreary is employed by McCreary Corporation. Management believes that these expenses are justified by the frequent business related travel demands upon Mr. McCreary. McCreary Corporation also leases its office building from Mr. McCreary. McCreary Corporation paid Mr. McCreary rent of $218,569 and $106,619 in 1996 and 1995, respectively.

FMA AND FDA

         Pursuant to the bylaws of FPIC, a subsidiary of the Company, the FMA recommends to FPIC's Board of Directors a nominee for FPIC's Board of Directors each year. Current directors of the Company that were recommended for their current terms on FPIC's Board of Directors by the FMA are Drs. Van Eldik, Bagby and Shapiro. Drs. Van Eldik, Bagby and Acosta-Rua are members of the FMA Board of Directors. Dr. Acosta-Rua is a non-voting member of the FMA's Board of Governors. Dr. Bagby is President of the FMA.

         The FMA has endorsed FPIC and cooperates with FPIC's marketing efforts. In recognition of the FMA's endorsement and marketing assistance, FPIC pays the FMA each year 1% of FPIC's net premium earned from medical professional liability insurance sold to physicians in Florida during that year.

         Pursuant to FPIC's bylaws, the FDA recommends to FPIC's Board of Directors a nominee for FPIC's Board of Directors every three years. Dr. Gause presently serves as the FDA's recommended nominee. The FDA has an insurance agency that receives commissions from FPIC.

OTHER RELATIONSHIPS

         All of the members of the Board of Directors other than Mr. Russell are also policyholders of the Company and as such may experience claims from time to time in the usual course of business that may require coverage under their policies that the Company would provide to any policyholder.

                              INDEPENDENT AUDITORS

         The Board of Directors has appointed KPMG Peat Marwick LLP as the Company's independent auditors for the 1997 fiscal year. KPMG Peat Marwick LLP, a certified public accounting firm, has served as the Company's independent auditors since its formation in 1996 and as FPIC's independent auditors since 1989.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Proposals by the Company's shareholders intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company at it's principal executive offices on or before December 3, 1997, in order to be included in the Company's Notice of Meeting, Proxy Statement and Proxy relating to such Meeting.

                            SOLICITATION OF PROXIES

         The cost of solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this proxy statement. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies at a cost that will be borne by the Company. In addition, the Company will reimburse banks, brokers and nominees their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone by directors, officers and other employees of the Company.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any other matters that will be presented for action at the meeting. However, if any other matters come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote such proxy in respect of any such matters in accordance with their best judgment pursuant to the discretionary authority conferred thereby.

                                  BY ORDER OF THE BOARD OF DIRECTORS





April 3, 1997                     ----------------------------------
                                  Charles W. Emanual
                                  Vice President and Secretary


                   PLEASE RETURN THE ENCLOSED FORM OF PROXY,
                  DATED AND SIGNED, IN THE ENCLOSED ADDRESSED
                      ENVELOPE, WHICH REQUIRES NO POSTAGE

PROXY/VOTING INSTRUCTION CARD  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                                                      DIRECTORS.

FPIC INSURANCE GROUP, INC.            ANNUAL MEETING OF STOCKHOLDERS MAY 7, 1997

The undersigned stockholder hereby appoints Charles W. Emanuel, Steven R. Smith and Steven M. Rosenbloom or any of them, as proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, at the Annual Meeting of the Shareholders of the Company on May 7, 1997, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directors indicated on the other side of this card.

If no directions are given, the proxies will vote for (1) the election of all nominees listed below, and (2) at their discretion, on any other matters that may properly come before the meeting. The undersigned hereby revokes any proxy heretofore given to any person or persons whomsoever (other than the proxies named above) to vote such Common Stock and ratifies and confirms all that said proxies may or shall do by virtue hereof.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO THE COMPANY'S SECRETARY, CHARLES W. EMANUEL, SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.

            (Continued and to be dated and signed on reverse side.)

                          (continued from other side)

Please mark votes as   [X]    THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE
  in this example:            PROPOSAL SET FORTH BELOW. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

1. Election of Directors:      Richard J. Bagby, M.D., Robert O. Baratta, M.D.,
                               Louis C. Murray, M.D., William R. Russell

       [ ] FOR all nominees listed above.      [ ] WITHHOLD AUTHORITY to
                      vote for all nominees listed above.
         (except as marked to the contrary)
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Nominees for election as Directors are: Richard J. Bagby, M.D., Robert O.
Baratta, M.D., Louis C. Murray, M.D., William R. Russell

(INSTRUCTION: To withhold authority to vote for any individual nominee strike out that nominee's name on the list above.)

ACCOUNT NO.
                                      Date:                               , 1997
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PLEASE DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON.
WHERE MORE THAN ONE OWNER IS SHOWN, EACH SHOULD SIGN. WHEN SIGNING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE. IF ANY PROXY IS SUBMITTED BY A CORPORATION, IT SHOULD BE EXECUTED IN FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER. IF ANY PROXY IS SUBMITTED BY A PARTNERSHIP, IT SHOULD BE EXECUTED IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.